                                THE GALAXY FUND
                                   ("GALAXY")
                          GALAXY ASSET ALLOCATION FUND
                           GALAXY EQUITY INCOME FUND
                         GALAXY GROWTH AND INCOME FUND
                          GALAXY STRATEGIC EQUITY FUND
                            GALAXY EQUITY VALUE FUND
                           GALAXY EQUITY GROWTH FUND
                             GALAXY GROWTH FUND II
                        GALAXY INTERNATIONAL EQUITY FUND
                          GALAXY SMALL CAP VALUE FUND
                        GALAXY SMALL COMPANY EQUITY FUND
                          GALAXY LARGE CAP VALUE FUND
                          GALAXY LARGE CAP GROWTH FUND
                                 (THE "FUNDS")

                                  TRUST SHARES

                         SUPPLEMENT DATED JULY 10, 2002
                   TO THE PROSPECTUS DATED FEBRUARY 28, 2002

      THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

                                    * * * * *

1.    GALAXY ASSET ALLOCATION FUND

a. The third paragraph under the heading "The Fund's main investment strategies" on page 2 of the Prospectus is revised to read as follows:

      Debt securities purchased by the Fund generally will be of investment grade quality, which means that they will have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. ("Moody's"), or will be unrated securities determined by the Adviser to be of comparable quality. When deemed appropriate by the Adviser, however, the Fund may invest up to 10% of its net assets in non-investment grade debt securities, also known as "junk bonds."

b. The following paragraphs are added after the third paragraph under the heading "The Fund's main investment strategies" on page 2 of the Prospectus:

      The Fund may invest up to 25% of its net assets in foreign securities.

      The Fund may invest up to 10% of its net assets in exchange-traded funds, such as iShares-SM-. Exchange-traded funds are shares of investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ-Registered Trademark-National Market System. iShares, which are traded on the American Stock Exchange
      (AMEX), are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the Morgan Stanley Capital International indices for various countries and regions.

      The Fund may invest up to 10% of its net assets in derivative instruments, such as options, futures and foreign currencies, for the purpose of hedging its portfolio.

c. The following sentence is added at the end of the bullet point entitled "Credit risk" under the heading "The main risks of investing in the Fund" on page 3 of the Prospectus:

      Generally, non-investment grade debt securities, i.e. junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade debt securities. In addition, there may be less of a market for such securities, which could make it harder to sell them at an acceptable price.

d. The following bullet points are added to the section entitled "The main risks of investing in the Fund" on pages 3-4 of the Prospectus:

  - Foreign Investments -- Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks and bonds may be more volatile and less liquid than U.S. stocks and bonds.

  - Hedging -- The Fund may invest in derivatives, such as options, futures and foreign currencies, to hedge against market risk or the currency risk of its foreign investments. There's no guarantee hedging will always work. It can also prevent the Fund from making a gain if markets move in the opposite direction to the hedge.

  - iShares -- iShares were initially offered to the public in 1996 and have a limited operating history. Information is lacking regarding the actual performance and trading liquidity of iShares over extended periods or over complete market cycles. In addition, there is no assurance that the requirements of AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event that substantial market or other disruptions affecting iShares should occur in the future, the liquidity and value of the Fund's shares could also be substantially and adversely affected.

e. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 6 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

f. The following information supplements the information in the sidenote entitled "Portfolio managers" on page 6 of the Prospectus:

      Harvey B. Hirschhorn, CFA, has replaced Donald Jones as co-portfolio manager of the Fund. Mr. Hirschhorn has been associated with the Adviser and its affiliates since 1973 and is a Senior Vice President and Head of Active Asset Allocation and Strategy.

2.    GALAXY EQUITY INCOME FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 7 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in a diversified portfolio of income-producing (dividend-paying) equity securities, primarily common stocks.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 10 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

3.    GALAXY GROWTH AND INCOME FUND

a. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 14 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

4.    GALAXY STRATEGIC EQUITY FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 15 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in U.S. equity securities, primarily common stock and securities that can be converted into common stock.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 18 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

5.    GALAXY EQUITY VALUE FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 19 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities, mainly common stocks that the Adviser believes are undervalued.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 22 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

6.    GALAXY EQUITY GROWTH FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 23 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in a broadly diversified portfolio of equity securities, primarily common stocks and securities that can be converted into common stocks.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 26 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

7.    GALAXY GROWTH FUND II

a. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 31 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

8.    GALAXY INTERNATIONAL EQUITY FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 32 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities, primarily the equity securities of foreign issuers.

b. Oechsle International Advisors, LLC will no longer serve as the Fund's sub-adviser effective upon the expiration of its Sub-Advisory Agreement with the Fund's adviser, Fleet Investment Advisors Inc. (the "Adviser"), on August 10, 2002. As of such date, the Fund will be managed solely by the Adviser.

c. Effective August 10, 2002, the sidenote entitled "Portfolio managers" on page 36 of the Prospectus is revised to read as follows:

      The Fund's portfolio managers are Christopher Legallet and James M. McAlear. Mr. Legallet has been associated with the Adviser and its affiliates since 1997. From 1992 to 1997, Mr. Legallet was Managing Director and Portfolio Manager of Jupiter Asset Management (Asia Ltd.) in Hong Kong and from 1988 to 1992, he was Vice President of Asian equities at Solomon Inc. Mr. McAlear has been associated with the Adviser and its affiliates since 1992 and specializes in international portfolio management and research. He has over 30 years of investment experience.

d. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 36 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

9.    GALAXY SMALL CAP VALUE FUND

a. Effective July 31, 2002, the second sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 42 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in the common stocks of companies that have market capitalizations of $1.5 billion or less.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 45 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

10.   GALAXY SMALL COMPANY EQUITY FUND

a. Effective July 31, 2002, the first sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 46 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities, primarily common stocks, of small companies that have market capitalizations of $1.5 billion or less.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 49 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

11.   GALAXY LARGE CAP VALUE FUND

a. Effective July 31, 2002, the first paragraph under the heading "The Fund's main investment strategies" on page 50 of the Prospectus is revised to read as follows:

      The Fund invests primarily (under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes) in the equity securities of established U.S. companies with large market capitalizations (in excess of $5 billion), mainly dividend-paying common stocks that the Adviser believes to be undervalued by the market.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 53 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

12.   GALAXY LARGE CAP GROWTH FUND

a. Effective July 31, 2002, the first paragraph under the heading "The Fund's main investment strategies" on page 54 of the Prospectus is revised to read as follows:

      Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in a diversified portfolio of equity securities, mainly common stocks, of U.S.

      companies with large market capitalizations (in excess of $5 billion), primarily those that demonstrate long-term earnings growth.

b. The following information supplements the information in the section entitled "Fees and expenses of the Fund -- Annual Fund operating expenses" on page 57 of the Prospectus:

      Effective July 22, 2002, (i) a $10 annual fee will be deducted from accounts of less than $1,000 and paid to the Fund's transfer agent and
      (ii) if you sell your shares, there will be a $7.50 charge for wiring the proceeds to your bank.

13.   EXCHANGE PRIVILEGE

a. The following section is added immediately following the section entitled "How to invest in the Funds -- Buying and selling shares" on pages 62-63 of the
Prospectus:

      EXCHANGE PRIVILEGE

      Effective July 22, 2002, you may exchange Trust Shares of a Fund for Trust Shares of any other Galaxy Fund or for Class Z shares of any other fund that's underwritten by Liberty Funds Distributor, Inc. in which you have an existing account. Contact your financial institution or plan administrator for more information.

      Galaxy doesn't charge any fee for making exchanges but your financial institution might do so. You are generally limited to one exchange per month. Galaxy may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.

14.   DIVIDENDS, DISTRIBUTIONS AND TAXES

On July 22, 2002, Liberty Funds Services, Inc., an affiliate of the Adviser, will begin serving as the Funds' transfer agent and dividend disbursing agent. As a result, effective as of such date, the options for handling dividends and distributions paid by the Funds are revised as set forth below:

a. The last sentence of the paragraph under the heading "Dividends, distributions and taxes -- Dividends and capital gains distributions" on page 64 of the Prospectus is deleted and replaced with the following:

      When you open your account, you or your financial institution or plan administrator on your behalf can choose one of the following options for handling dividends and distributions (to change the option selected, call 1-800-345-6611):

            - Reinvest all dividends and distributions in additional shares of your current Fund

            - Reinvest all dividends and distributions in shares of another Galaxy Fund or in shares of any other fund that's underwritten by Liberty Funds Distributor, Inc.

            - Receive dividends in cash (see options below) and reinvest capital gains

            - Receive all dividends and distributions in cash (with one of the following options):

                -   send the check to your address of record

                -   send the check to a third party address

                - transfer the money to your bank via electronic funds transfer

      If you do not indicate on your account application your preference for handling dividends and distributions, all of your dividends and distributions will be automatically reinvested in shares of your current Fund.

      Dividends and distributions of $10 or less will be automatically reinvested in additional Fund shares. If you elect to receive dividends and distributions by check and the check is returned as undeliverable, or if you do not cash a dividend or distribution check within six months of the check date, the dividend or distribution will be reinvested in additional shares of the Fund. All subsequent dividends and distributions will be reinvested in additional Fund shares.

15.   HOW TO REACH GALAXY

a. Effective July 22, 2002, the address and telephone number for contacting Galaxy to request copies of the Funds' annual and semi-annual reports and Statement of Additional Information (SAI) have been changed to:

                  The Galaxy Fund
                  c/o Liberty Funds Services, Inc.
                  P.O. Box 8081
                  Boston, MA 02266-8081
                  1-800-345-6611

SUPIPEQT (7/10/02)